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                                                                     EXHIBIT 3.2

                            FORT POINT PARTNERS INC.
                             A DELAWARE CORPORATION

                                     BYLAWS

                                    ARTICLE I

                                     OFFICES

        SECTION 1.01 Registered Office. The registered office of Fort Point Partners Inc. (hereinafter called the "Corporation") shall be in care of National Registered Agents, Inc., 9 East Loockerman Street, Dover, County of Kent, Delaware 19901, or at such other place as shall be determined by resolution of the Board of Directors of the Corporation (hereinafter called the "Board").

        SECTION 1.02 Other Offices. The Corporation also may have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        SECTION 2.01 Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

        SECTION 2.02 Special Meetings. A special stockholders meeting for the transaction of any proper business may be called at any time by the Board, the Chairman of the Board or by the President. No other person or persons are permitted to call a special meeting.

        SECTION 2.03 Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notice or waiver of notice thereof.

        SECTION 2.04 Notice of Meetings. Except as otherwise required by law, notice of each stockholders meeting, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by (a) delivering a typewritten or printed notice of the meeting to the stockholder personally, (b) depositing such notice in the United States mail, in a postage prepaid envelope, directed to the stockholder at (i) the post office address furnished by him or her to the Secretary for the purpose of such notice or, if the stockholder has not furnished his or her address to the Secretary for such purpose, (ii) the post office address last known to the Secretary, or (c) transmitting a notice to the stockholder at one of addresses described herein by telegraph, cable, or wireless. Except as otherwise expressly required by law, no publication of any notice of a stockholders meeting shall be required. Every notice of a stockholders meeting shall state the


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place, date and hour of the meeting and, in the case of a special meeting, also shall state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who has waived such notice, and such notice shall be deemed waived by any stockholder who attends such meeting, in person or by proxy, unless that stockholder attends for the express purpose of objecting at the beginning of the meeting that the meeting has not been lawfully called or convened and that no further business should be transacted thereat. Except as otherwise expressly required by law, notice of any adjourned stockholders meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

        SECTION 2.05 Quorum. Except in the case of any meeting for the election of directors summarily ordered as provided by law, the presence, in person or by proxy, of persons holding the voting interest in a majority of the Corporation's stock entitled to be voted at a stockholders meeting, shall constitute a quorum for the transaction of business at any stockholders meeting or any adjournment thereof. If a quorum is not present at a stockholders meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote at such a meeting or, if no such stockholders are present, any officer entitled to preside at or act as secretary of such meeting, may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

        SECTION 2.06 Voting.

        (a) At each stockholders meeting, each stockholder shall be entitled to vote, in person or by proxy, each share or fractional share of the stock of the Corporation having voting rights on the matter in question, so long as such share was held by him or her and registered in his or her name on the books of the Corporation:

                (i) on the date fixed pursuant to Section 6.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

                (ii) if no such record date was fixed, (A) at the close of business on the day immediately preceding the day on which notice of the meeting was given or, if notice of the meeting was waived, (B) at the close of business on the day immediately preceding the day on which the meeting is held.

        (b) Shares of stock belonging to the Corporation or to another corporation, where a majority of the shares entitled to vote in the election of directors for such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless the pledgor has expressly empowered the pledgee to vote the pledged shares in the transfer on the books of the Corporation, in which case only the pledgee, or his or her proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.



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        (c) Any voting rights may be exercised by the stockholder so entitled in person or by a proxy. Such proxy must be appointed by an instrument in writing, subscribed by such stockholder or by his or her attorney thereunto authorized and delivered to the secretary of the meeting. No proxy shall be voted or acted upon, however, three years or more from its date, unless said proxy provides for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the proxy unless the stockholder notifies the secretary of the meeting in writing prior to the voting of the proxy that the proxy has been revoked. At any stockholders meeting, all matters, except as otherwise provided in the Corporation's Certificate of Incorporation, these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote at such meeting and on such a matter, provided that a quorum is present. The vote at any stockholders meeting on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy if there be such proxy, and shall state the number of shares voted.

        SECTION 2.07 List of Stockholders. At least ten (10) days before every stockholders meeting, the Secretary of the Corporation shall prepare and make, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours for any purpose germane to the meeting and for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting and may be inspected by any stockholder who is present.

        SECTION 2.08 Judges. If at any stockholders meeting a vote by written ballot is taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his or her ability. Such judges shall (a) decide upon the qualification of the voters and report the number of shares represented at the meeting and entitled to vote on such question, (b) conduct and accept the votes, and, when the voting is completed, (c) ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary. The judges need not be stockholders, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal with respect to which he or she has a material interest.

        SECTION 2.09 Action Without Meeting. Any action required to be taken, or which may be taken, at an annual or special stockholders meeting, also may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Notwithstanding the foregoing, if at any time the Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended,



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for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

        SECTION 2.10 Advance Notice of Stockholder Business. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.10 and Section 2.11 of Article II. For business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation not less than 90 days in advance of such meeting or, if later, the tenth day following the first public announcement of the date of such meeting, and such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (3) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. The chairman of any such meeting shall have the power and the duty to determine whether any business proposed to be brought before the meeting has been made in accordance with the procedure set forth in these Bylaws and shall direct that any business not properly brought before the meeting shall not be considered. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.10 and
Section 2.11 of Article II. For purposes of this Section 2.10 and Section 2.11 of Article II, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor provision.

        SECTION 2.11 Advance Notice of Stockholder Nominees. Nominations for the election of directors may be made by the Board or by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Corporation not later than 90 days in advance of such meeting or, if later, the tenth day following the first public announcement of the date of such meeting. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. In



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addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding the foregoing provisions of this Section 2.11 of Article II, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming either all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 100 days in advance of such meeting, a stockholder's notice required by this Section 2.11 of
Article II shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation not later than the tenth day following the day on which such public announcement is first made by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.11 of Article II. The chairman of any meeting of stockholders shall have the power and the duty to determine whether a nomination has been made in accordance with the procedure set forth in this Section 2.11 of Article II and shall direct that any nomination not made in accordance with these procedures be disregarded.

                                   ARTICLE III

                               BOARD OF DIRECTORS

        SECTION 3.01 General Powers. The property, business and affairs of the Corporation shall be managed by the Board.

        SECTION 3.02 Number and Term of Office. The number of directors on the Board shall be no less than two (2) and no more than eight(8), until changed by resolution adopted by the stockholders. The exact number of directors shall be determined by the Board. Directors need not be stockholders. Each director shall hold office until his or her successor has been duly elected and qualified or until he or she resigns or is removed in the manner hereinafter provided.

        SECTION 3.03 Election of Directors. Subject to the provisions of the Certificate of Incorporation, the Board shall be classified into three classes and the members of each class shall serve for a term of three years. At the first annual meeting of stockholders, one-third of the directors shall be elected for a term of three years, one-third of the directors shall be elected for a term of two years and one-third of the directors shall be elected for a term of one year. If the number of directors is not divisible by three, the first extra director shall be elected for a term of three years and the second extra director, if any, shall be elected for a term of two years. At any subsequent annual meeting of stockholders, a number of directors shall be elected equal to the number of directors with terms expiring at that annual meeting. Directors elected at each such annual meeting shall be elected for a term expiring with the annual meeting of stockholders three years thereafter. There shall be no right with respect to the shares of stock of the Corporation to cumulate votes in the election of directors.

        SECTION 3.04 Resignations. Any director may resign at any time by giving written notice to the Board or to the Secretary. Any such resignation shall take effect at the time specified in the resignation notice or, if such time is not specified therein, immediately upon delivery of the notice. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 3.05 Vacancies. Except as otherwise provided in the Certificate of Incorporation or any agreement by and among the Corporation and its stockholders, any vacancy



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on the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, even if the number of such directors is less than a quorum. Each director so chosen to fill a vacancy shall hold office until his or her successor has been elected and qualified or until he or she resigns or is removed in the manner hereinafter provided. If at any time the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation and these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

        SECTION 3.06 Place of Meeting, Etc. The Board may hold any of its meetings at such places within or without the State of Delaware as the Board may designate from time to time by resolution or as shall be designated by the person or persons calling the meeting or in the notice or waiver of notice of such meeting. Directors may participate in any regular or special Board meeting by means of conference telephone or similar communications equipment, pursuant to which all persons participating in the meeting can hear one and other, and such participation shall constitute presence in person at such meeting.

        SECTION 3.07 First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of this first meeting shall not be required.

        SECTION 3.08 Regular Meetings. Regular meetings of the Board may be held at such times as the Board determines from time to time by resolution. If any day fixed for a regular meeting is a legal holiday in the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day that is not a legal holiday in that meeting place. Except as provided by law, notice of regular Board meetings need not be given.

        SECTION 3.09 Special Meetings. Special meetings of the Board shall be held whenever called by the President or a majority of the directors. Except as otherwise provided by law or these Bylaws, notice of the time and place of each such special meeting shall be (a) mailed to each director, addressed to him or her at his or her residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, (b) sent to him or her at such place by telegraph or cable or (c) delivered personally to him or her not less than forty-eight (48) hours before the time at which the meeting is to be held. Except where otherwise required by law or these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who attends such meeting for the express purpose of objecting to the transaction of any business at the beginning of the meeting based on his or her contention that the meeting has not been lawfully called or convened.

        SECTION 3.10 Quorum and Manner of Acting. Except as otherwise provided in these Bylaws or by law, the presence of a majority of the directors shall be required to constitute a quorum for the transaction of business at any Board meeting, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum is present. Notice of any adjourned meeting need not



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be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

        SECTION 3.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if a written consent to such action is signed by all the members of the Board or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

        SECTION 3.12 Removal of Directors. Subject to the provisions of the Certificate of Incorporation or any agreement by and among the Corporation and its stockholders, any director may be removed at any time, but only for cause and only by the affirmative vote of the stockholders having 80% of the total number of shares of the Corporation entitled to vote thereon. Such vote shall be taken at a special stockholders meeting called for that purpose.

        SECTION 3.13 Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board also may provide that the Corporation shall reimburse each director for any expense incurred by him or her on account of his or her attendance at any Board or committee meeting. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

        SECTION 3.14 Committees. Pursuant to a resolution passed by a majority of the entire Board, the Board may designate one or more committees, each committee to consist of one or more directors. To the extent provided in the Board resolution, and except as otherwise limited by law, any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular Board meeting following each committee meeting. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of the absent or disqualified member.

                                   ARTICLE IV

                                    OFFICERS

        SECTION 4.01 Number. The officers of the Corporation shall be a President, a Chief Financial Officer, a Secretary and such other officers, including a Chairman of the Board, as may be designated by the Board. Any number of offices may be held by the same person unless the Certificate of Incorporation provides otherwise.

        SECTION 4.02 Election Term of Office and Qualifications. The officers of the Corporation, except such officers as may be appointed in accordance with
Section 4.03, shall be elected annually by the Board at its first meeting following Board elections. Each officer shall hold office until his or her successor has been duly chosen and qualified or until his or her resignation or removal in the manner hereinafter provided.



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        SECTION 4.03 Assistants, Agents and Employees, Etc. In addition to the officers specified in Section 4.01, the Board also may appoint such other assistants, agents and employees as it deems necessary or advisable, including one or more Assistant Secretaries, one or more Assistant Chief Financial Officers and such other officers, including a Chairman of the Board, as may be designated by the Board, each of whom shall hold office for such period, have such authority and perform such duties as the Board may determine from time to time. The Board may delegate the power to appoint, remove and prescribe the duties of any such assistants, agents or employees to any officer of the Corporation or any committee.

        SECTION 4.04 Removal. Any officer, assistant, agent or employee of the Corporation may be removed, with or without cause, at any time: (i) in the case of any officer, assistant, agent or employee appointed by the Board, by resolution of the Board; and, (ii) in the case of any other officer, assistant, agent or employee, by the Board or any officer or committee upon whom or which such power of removal has been conferred by the Board.

        SECTION 4.05 Resignations. Any officer or assistant may resign at any time by giving written notice of his or her resignation to the Board or the Secretary. Any such resignation shall take effect at the time specified in the resignation notice or, if the notice does not specify such a time, upon receipt of the notice by the Board or the Secretary, as the case may be. Unless otherwise specified in the resignation notice, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 4.06 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or other cause, may be filled for the unexpired portion of the term of that office in the manner prescribed by these Bylaws for regular appointments or elections to such office.

        SECTION 4.07 The President. The President of the Corporation shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board, general and active supervision and management over the business of the Corporation and over its several officers, assistants, agents and employees.

        SECTION 4.08 The Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned by the Board or prescribed by these Bylaws.

        SECTION 4.09 The Secretary. If present, the Secretary shall record the proceedings of all meetings of the Board and the stockholders, and the meetings of all committees for which a secretary has not been appointed. Such records shall be made in one or more books provided for that purpose. The Secretary also shall see that all notices are duly given in accordance with these Bylaws and as required by law. He or she shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal. He or she also shall perform all the duties incident generally to the office of Secretary and such other duties as may be assigned to him or her from time to time by the Board.

        SECTION 4.10 The Chief Financial Officer. The Chief Financial Officer shall have the general care and custody of the funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall



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be selected by the Board. He or she shall receive and give receipts for moneys due and payable to the Corporation from any source whatsoever. He or she shall exercise general supervision over expenditures and disbursements made by officers, agents and employees, and the preparation of such records and reports in connection therewith as may be necessary or desirable. In addition, he or she shall perform all other duties incident generally to the office of Chief Financial Officer and such other duties as may be assigned to him or her from time to time by the Board.

        SECTION 4.11 Representation of Shares of Other Corporations. The Chairman of the Board, the President, any Vice President, the Chief Financial Officer or any other person authorized by the Board or the President or Vice President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

        SECTION 4.12 Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board. No officer shall be prevented from receiving such compensation by reason of the fact that he or she also is a director. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary thereof, in any other capacity and accepting appropriate compensation for his or her services.

                                    ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

        SECTION 5.01 Execution of Contracts. Except as otherwise provided in these Bylaws, the Board may authorize any officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, pledge the Corporation's credit or render it liable for any purpose or in any amount.

        SECTION 5.02 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board. Each such officer, assistant, agent or attorney so authorized shall post such bond, if any, as the Board may require.

        SECTION 5.03 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer, assistant, agent or attorney of the Corporation to whom such power has been delegated by the Board. For the purpose of deposit and collection for the account of the Corporation, the President (or any other officer, assistant, agent or attorney of the Corporation who shall be determined from time to time by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money payable to the order of the Corporation.



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        SECTION 5.04 General and Special Bank Accounts. From time to time, the
Board may authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer, assistant, agent or attorney of the Corporation to whom such power has been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts as it may deem expedient, but only to the extent that such rules and regulations are not inconsistent with the provisions of these Bylaws.

                                   ARTICLE VI

                            SHARES AND THEIR TRANSFER

        SECTION 6.01 Certificates for Stock. Every owner of any shares of the Corporation's stock shall be entitled to have a certificate or certificates in such form as the Board shall prescribe, certifying the number and class of shares owned by such stockholder. The certificates representing shares of such stock shall be numbered in the order in which they are issued and shall be signed in the name of the Corporation by the President and the Secretary. Any or all of the signatures on the certificates may be by facsimile. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any stock certificate, ceases to hold that position before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature has been placed thereupon, was such officer, transfer agent or registrar as of the date the certificate was issued. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by the stock certificates, the number and class of shares represented by each certificate, the respective dates of the certificates and, in case a certificate is canceled, the date of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate has been canceled, except in cases provided for in Section 6.04 of this Article.

        SECTION 6.02 Transfers of Stock. Transfers of shares of stock of the Corporation only shall be made on the books of the Corporation by (a) the registered holder of the shares, (b) his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or (c) a transfer clerk or a transfer agent appointed as provided in Section 6.03 of this Article. Such transfer shall be made only upon surrender of the certificate or certificates, properly endorsed, of the shares to be transferred and payment of all taxes due upon such transfer. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares is for collateral security only and is not absolute, such fact may be so expressed in the entry of transfer on the books of the Corporation if both the transferor and the transferee request such an entry when the certificate to be transferred is presented to the Corporation.

        SECTION 6.03 Regulations. The Board may make such rules and regulations as it deems expedient concerning the issue, transfer and registration of the Corporation's stock certificates, but only to the extent such rules and regulations are not inconsistent with these Bylaws. The Board may appoint, or authorize any officer to appoint, one or more transfer clerks or transfer agents and one or more registrars, and may require all stock certificates to bear the signature or signatures of any of them.



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

        SECTION 6.04 Lost Stolen Destroyed and Mutilated Certificates. In case of the loss, theft, destruction or mutilation of any stock certificate, another certificate may be issued in its place upon proof of such loss, theft, destruction or mutilation, and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

        SECTION 6.05 Fixing Date for Determination of Stockholders of Record. In order to determine which stockholders are entitled to (a) receive notice of or vote at any stockholders meeting or any adjournment thereof, (b) express consent to corporate action in writing without a meeting, (c) receive payment of any dividend or other distribution or allotment of any rights or (d) exercise any rights in respect of any other change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date in advance of a stockholders meeting, which date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. In any case involving the determination of stockholders for any purpose other than notice of or voting at a stockholders meeting or expressing consent to corporate action without a meeting, if the Board has not fixed a record date, the record date for such purpose shall be the close of business on the day the Board adopts a resolution relating thereto. A determination of which stockholders are entitled to notice of or to vote at a stockholders meeting shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.



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                                   ARTICLE VII

                                 INDEMNIFICATION

        SECTION 7.01 Action, Etc., Other than by or in the Right of the Corporation. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (hereinafter referred to in this Article VII as the "DGCL"), any person (or the estate of any person) who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (other than an action by or in the right of the Corporation), if such person is made or is threatened to be made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall indemnify any such person only against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, and only if he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, only if he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

        SECTION 7.02 Actions, Etc., by or in the Right of the Corporation. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the DGCL, any person (or the estate of any person) who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor, if such person is made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall indemnify any such person only against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, and only if he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. Furthermore, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of his or her duty to the Corporation, unless and only to the extent that the Court of Chancery, or the court in which such action or suit is brought, determines upon application that, in view of all the circumstances of the case and despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court deems proper.

        SECTION 7.03 Determination of Right of Indemnification. Any indemnification under Section 7.01 or 7.02 of this Article (unless ordered by a court) shall be made by the Corporation



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

only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.01 or 7.02. Such determination shall be made (a) by the majority vote of a quorum of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or, even if such a quorum is obtainable but a quorum of disinterested directors so directs, (b) by independent legal counsel in a written opinion, or (c) by the stockholders.

        SECTION 7.04 Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Section 7.01 or 7.02, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        SECTION 7.05 Prepaid Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if such payment is authorized by the Board in the specific case, and then only upon receipt by the Corporation of the written undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall not be required to be guaranteed by any other person or collateralized, and shall be accepted by the Corporation without regard to the financial ability of the person providing such undertaking to make such repayment. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

        SECTION 7.06 Other Rights and Remedies. The indemnification provided by this Article shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the DGCL, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under these Bylaws, any agreement or vote of the stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to actions taken in another capacity while holding such office. The indemnification provided by this Article also shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of that person.

        SECTION 7.07 Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, indemnifying such person against any liability asserted against him or her and incurred by him or her in his or her capacity as director, officer employee or agent, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

        SECTION 7.08 Constituent Corporations. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as



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well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have stood if he or she had served the resulting or surviving corporation in the same capacity.

        SECTION 7.09 Other Enterprises, Fines and Serving at Corporation's Request. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any position as a director, officer, employee or agent of the Corporation that involves providing certain services or performing certain duties for an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

                                  ARTICLE VIII

                                  MISCELLANEOUS

        SECTION 8.01 Seal. The Board shall provide for a corporate seal, which shall be in the form adopted by the Board.

        SECTION 8.02 Waiver of Notices. Whenever notice is required to be given by these Bylaws, the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

        SECTION 8.03 Amendments. These Bylaws, or any of them, may be altered, amended or repealed and new Bylaws may be made (a) by a majority of the entire Board, or (b) by the stockholders, by a vote of a majority of the shares entitled to vote thereon, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of the stockholders' meeting. Any Bylaws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders. Notwithstanding the foregoing, the affirmative vote of 80% of the total number of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with the purpose or intent of, the following sections of these Bylaws: Sections 2.02 (Special Meeting), 2.09 (Action without Meeting), 2.10 (Advance Notice of Stockholder Business), 2.11 (Advance Notice of Stockholder Nominees), 3.12 (Removal of Directors) and 8.03 (Amendments).



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